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                                                                    EXHIBIT 10.9

    SUMMARY OF NAMED EXECUTIVE OFFICER AND DIRECTOR COMPENSATION ARRANGEMENTS

                                                                                  DEFERRED
                                                                  CASH BONUS    COMPENSATION
                                                                AWARD PAYABLE   AWARD PAYABLE
                                                                     FOR             FOR
NAMED EXECUTIVE OFFICER                                          2005 SERVICE   2005 SERVICE
-----------------------                                         -------------   -------------
Thomas B. Crowley, Jr .......................................    $    899,450     $ 1,185,635
Chairman of the Board, President and Chief Executive Officer

William A. Pennella .........................................    $    253,080     $   200,000
Vice Chairman and Executive Vice President

William P. Verdon (1) .......................................    $    127,095     $   140,000
Senior Vice President and General Counsel

Susan L. Rodgers ............................................    $     86,425     $    95,000
Senior Vice President of Administration

John C. Calvin ..............................................    $     81,340     $    90,000
Senior Vice President and Controller

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(1) Effective January 1, 2006, William P. Verdon ceased serving his duties as
Senior Vice President and General Counsel of the Company and became a member of the Company's Board of Directors.

On March 7, 2006, the Executive Compensation Subcommittee ("Subcommittee") of the Company's Board of Directors approved an increase to the annual base salary (effective April 1, 2006) of Mr. Crowley from $817,680 to $846,300. The April 1, 2006 increase to annual base salary for the other named executive officers in the table above has not yet been determined. The Subcommittee also approved the criteria for the annual bonus awards for performance during 2006 for executive officers whose annual compensation is in excess of $1.0 million. The funding of these awards can range from 20% to 145% of base salary and are based on consolidated operating income as a percentage of consolidated revenues and are subject to modification based on individual performance and achievement. The Subcommittee also approved the criteria for Deferred Compensation Plan awards during 2006 for executive officers whose annual compensation is in excess of $1.0 million. The funding of these awards can range from 25% to 180% of base salaries and are subject to modification based on individual performance and achievement.

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On March 8, 2006, the Board of Directors approved the criteria for the annual bonus awards for performance during 2006 to executive officers whose annual compensation is less than $1.0 million. The funding of these awards can range from 0% to 90% of base salaries and are based on consolidated operating income as a percentage of consolidated revenues and are subject to modification based on individual performance and achievement. The Board of Directors also approved the criteria to fund the Deferred Compensation Plan for performance during 2006 to executive officers, whose annual compensation is less than $1.0 million. The funding of these awards can range from 0% to 90% of base salaries and are based on consolidated operating income as a percentage of consolidated revenue and subject to modification based on individual performance and achievement.

In addition to the above compensation arrangements, the named executive officers are entitled to receive: (a) contributions under the Crowley Retirement Income System Plan; (b) the cost of group-term life insurance coverage over $50,000;
(c) an allocation of Employee Stock Ownership shares; and (d) either the use of a company car or receipt of a car allowance. In addition to these items Mr. Crowley also receives: (a) reimbursement of interest on a personal loan; (b) tax consulting and preparation services; and (c) and country club dues.

DESCRIPTION OF COMPENSATION ARRANGEMENTS AS TO DIRECTORS

Effective May 1, 2005, each member of the Board of Directors of the Company who is not an employee of the Company is entitled to: (a) an annual retainer of $40,000; (b) a fee of $900 for each Board of Directors' meeting attended in person; (c) a fee of $650 for each Board of Directors' meeting attended by conference call; and (d) a fee of $1,500 for each Board of Directors' committee meeting attended in person or by conference call. The Company also reimburses each member of the Board of Directors who is not an employee of the Company for expenses reasonably incurred in attending in person a Board of Directors' meeting or a Board of Directors' committee meeting.

Directors who are also officers or employees of the Company do not receive any fees or compensation for service on the Board of Directors or of any committee thereof.